EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report on Form 10-Q of Three-Five Systems, Inc. (the “Company”) for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, Secretary, Treasurer, and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey D. Buchanan

Jeffrey D. Buchanan
Chief Financial Officer, Secretary, and Treasurer and
Director

April 30, 2003

          A signed original of this written statement required by Section 906 has been provided to Three-Five Systems, Inc. and will be retained by Three-Five Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.